Exhibit 10.3

CHANGE IN TERMS AGREEMENT

Revolving Statused Operating Note

Decrease in Principal Amount of Note

Principal Amount: $50,000,000

Final Due Date: April 1, 2009

This Change in Terms Agreement is entered into as of March 26, 2008, between Deere Credit, Inc., a Delaware corporation (“Deere”) and FCStone Financial, Inc., an Iowa corporation (the “Borrower”).

Whereas, Deere has provided a Revolving Statused Operating Loan facility (the “Loan”) in the amount of $72,000,000 governed by a Master Loan Agreement, dated April 15, 2002, as may be amended from time to time, and evidenced by a note (the “Note”) in the original Principal Amount of $96,000,000, dated February 23, 2006, an extension dated February 26, 2007, an extension dated February 25, 2008, a Change in Terms Agreement in the Principal Amount of $72,000,000 dated March 11, 2008; and

Whereas, the Borrower has requested a decrease of $22,000,000 in the amount of the Revolving Operating Loan facility and to amend the Final Due Date from April 15, 2008 to April 1, 2009, and Deere has approved the request as stated herein; now

Therefore, the Principal Amount of the Note shall be decreased from $72,000,000 to $50,000,000 and the Final Due Date shall be extended from April 15, 2008 to April 1, 2009.

Borrower and Deere further agree that:

(1.)	The third paragraph (unnumbered) of the Note which reads,

“If neither Borrower nor Lender has notified the other party of its intention to terminate this Note by January 31, of any year, the Note shall be automatically extended for another one year term.”

shall be deleted in its entirety.

(2.)	Sub-paragraph 1. of the paragraph beginning “Payments shall be paid to Lender as follows:” shall be deleted in its entirety and shall be replaced with the following:

“ 1. Borrower shall make quarterly payments of interest only for interest accrued during the quarterly periods ending on each March 31, June 30, September 30 and December 31 during the term of the Note. Borrower shall make payments to Lender for such interest amounts on or before the 20th day of the calendar month following the end of each stated quarterly interest period. ”

Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Change in Terms Agreement to be executed by their duly authorized officers as of the date first shown above.

Deere Credit, Inc.		FCStone Financial, Inc.

By:	/s/ Sharon Luellen	By:	/s/ William Dunaway
Title:	Account Credit Manager	Title:	Treasurer